  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS RECORD THIRD QUARTER 2018 FINANCIAL RESULTS

BEVERLY HILLS, CA, NOVEMBER 19, 2018 (GLOBE NEWSWIRE)—TOMI Environmental Solutions, Inc. (“TOMI”) (OTCQX:TOMZ), a global provider of infection prevention and decontamination products, services and research, including SteraMistTM, a hydrogen peroxide-based mist and fog, announced its results for the third quarter of 2018.

TOMI™ Chief Executive Officer, Dr. Halden Shane stated “The third quarter delivered the highest quarterly revenue we have seen to date and set a record for the Company at $1,948,000. We saw 89% growth in our quarter over quarter revenue and improved financial operating results. We continue to expand our sales force, grow our customer list and open new revenue channels. The Company remains committed to growing revenue, building brand awareness, innovation and making the world a safer place.”

Financial Results for the Three Months Ended September 30, 2018 compared to 2017

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Total net revenue was $1,948,000, compared to $1,030,000, representing an increase of $918,000, or 89%. A further breakdown of revenue is as follows:

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SteraMist™ product based revenue was $1,613,000, compared to $792,000, representing an increase of $821,000, or 104%. The increase in the current year period was attributable to large equipment orders from new customers and steady repeat solution orders from our existing customer base.

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SteraMist™ service based revenue was $335,000, compared to $238,000, representing an increase of $97,000, or 41%. The increase in the current year period was attributable to a higher amount of service engagements in the current period.

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Gross margins were 53.1%, compared to 62.2%. The primary reason for the decrease in our gross margins was attributable to our product mix in sales for the current year period in connection with the complete room system we sold to a Fortune 100 pharmaceutical company that carried a lower gross profit margin.

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Loss from operations was $314,000, compared to $396,000, representing a decrease of $82,000, or 21%. The reduced loss from operations was attributable to higher revenue and gross profit.

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Net loss was 373,000, or $0.00 on a per share basis compared to a net loss of $457,000 or $0.00 on a per share basis, representing a a decrease of $84,000, or 18%.

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At September 30, 2018, cash and cash equivalents were $3,177,000 and working capital was $2,355,000.

Current Business Highlights

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89% and 28% growth in our revenue for the the three and nine months ended September 30, 2018, respectively.

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Manufactured, delivered and installed an iHP™ Complete Room system with 20 applicators across four suites for a platinum Life Science U.S. customer.

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Added 56 new customers in 2018 and continued to see an increase in repeat solution orders from our existing client base.

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Added 13 new members to our TSN network.

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Partnership with MaxAir, a purifying respiratory protection helmet. This high-tech helmet will be worn by hospital Environmental Service employees and outside service providers during TOMI’s hospital terminal clean. TOMI has developed a hospital terminal clean protocol that takes less than one hour for completion including changing bedding, thanks to our SteraMist technology and our MaxAir partnership. TOMI has also recently partnered with MaxAir’s national sales team, which regularly sells to the infection disease/safety market in the healthcare industry. TOMI and MaxAir have partnered and hired manufacturing sales representatives, sales groups and companies to sell and promote SteraMist™ along with MaxAir. TOMI will manage the orders and logistics of training and supplies to the end users. We believe this partnership will enable us to penetrate the United States healthcare market more effectively.

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The World Health Organization (“WHO”) identified SteraMist™ as the only “Disinfecting solution and technology” in its recently published 2016–2017 “WHO compendium of innovative health technologies for low-resource settings”. As part of its selection process, the 562 technologies were evaluated by 35 internal WHO staff and 87 external reviewers, who presented no conflict of interest. Once the evaluations were received and compiled, a total of 39 prototypes and 29 commercially available products were selected and are presented in the compendium in order to illustrate certain innovative technologies that can empower healthcare workers and might support people and patients to have a healthier life.

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Continued  participation in a large study that compares hospital manual cleans to a SteraMist™ mechanical clean using iHP™ disinfecting technology. The study is being conducted at three Los Angeles Public Heath Hospitals, LAC-USC Medical Center, UCLA Olive View Medical Center and Harbor-UCLA Medical Center. Early study details have demonstrated progress and more recent data shows that there is a significant decrease in the transference of HAIs in the rooms that used SteraMist™ for their terminal clean, as compared to the manual clean rooms. Further results will be released as obtained from each of the lead investigators

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Further, in September 2018, we implemented an iHP™ decontamination chamber system for a well-renowned university.

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Partnered with the Global BioRisk Advisory Council (“GBAC”) to use SteraMist™ as one of the training technologies taught in its certification classes and used during decontamination of everyday crises and forensic restoration scenes.

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Launched the Forensic Restoration Service Team (“FRST”), a TOMI-certified forensic restoration and crime clean network. The network is comprised of service providers who are certified and specialize in forensic restoration, mass casualty cleanup, crime scene cleanup, suicide cleanup, unattended death cleanup, hoarding and bio-recovery. Participating FRST members will receive specialized training and certifications by GBAC.

About TOMI Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (OTCQX:TOMZ) is a global provider of disinfection and decontamination essentials through its premier Binary Ionization Technology® (BIT™) platform, under which it manufactures, licenses, services and sells its SteraMist™ brand of products, including SteraMist™ BIT™, a hydrogen peroxide-based mist and fog.

Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ is registered with the U.S. Environmental Protection Agency (“EPA”) and uses a low percentage hydrogen peroxide as its only active ingredient to produce a fog composed mostly of a hydroxyl radical (.OH ion), known as ionized Hydrogen Peroxide (“iHP™”). Represented by the SteraMist™ brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, bio-safety labs, pharmaceutical facilities, meat and produce processing facilities, universities and research facilities, vivarium labs, all service industries including cruise ships, office buildings, hotel and motel rooms, schools, restaurants, military barracks, police and fire departments, and athletic facilities. TOMI products are also used in single-family homes and multi-unit residences.

TOMI’s mission is to help its customers create a healthier world through its product line in its divisions (Healthcare, Life Sciences, TOMI Service Network and Food Safety) and its motto is “innovating for a safer world” for healthcare and life.

TOMI develops training programs and application protocols for its clients and is a member in good standing of The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, American Seed Trade Association and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:	September 30, 2018 (Unaudited)	December 31, 2017
Cash and Cash Equivalents	$3,177,145	$4,550,003
Accounts Receivable - net	2,284,828	1,835,949
Inventories	3,069,148	3,518,884
Deposits	185,893	-
Prepaid Expenses	373,568	270,419
Total Current Assets	9,090,582	10,175,255

Property and Equipment – net	648,384	712,822

Other Assets:
Intangible Assets – net	1,271,401	1,548,532
Deposits	11,395	4,700
Total Other Assets	1,282,796	1,553,232
Total Assets	$11,021,761	$12,441,309
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$1,052,618	$751,730
Accrued Expenses and Other Current Liabilities	396,313	267,136
Accrued Interest	17,667	80,000
Customer Deposits	1,245	3,062
Deferred Rent	-	781
Convertible Notes Payable, net of discount of $31,833	5,268,167	-
at September 30, 2018
Total Current Liabilities	6,736,010	1,102,709

Convertible Notes Payable, net of discount of $55,625
at December 31, 2017	-	5,944,375
Total Long-Term Liabilities	-	5,944,375
Total Liabilities	6,736,010	7,047,084

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at September 30, 2018 and December 31, 2017	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at September 30, 2018 and December 31, 2017	-	-
Common stock; par value $0.01 per share, 200,000,000 shares authorized;
124,290,418 and 122,049,958 shares issued and outstanding
at September 30, 2018 and December 31, 2017, respectively.	1,242,904	1,220,499
Additional Paid-In Capital	42,930,773	42,139,675
Accumulated Deficit	(39,893,026)	(37,971,049)
Total Shareholders’ Equity	4,285,751	5,394,225
Total Liabilities and Shareholders’ Equity	$11,021,761	$12,441,309

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Sales, net	$1,947,570	$1,030,095	$4,506,508	$3,508,748
Cost of Sales	912,466	389,170	1,961,935	1,318,021
Gross Profit	1,035,104	640,925	2,544,573	2,190,727

Operating Expenses:
Professional Fees	78,684	72,197	270,856	738,918
Depreciation and Amortization	153,572	145,760	468,778	453,834
Selling Expenses	368,733	319,807	1,004,393	870,287
Research and Development	129,924	79,747	372,234	128,512
Equity Compensation Expense	-	(20,597)	12,685	223,300
Consulting Fees	19,711	63,293	93,089	180,405
General and Administrative	598,679	696,028	1,999,485	2,078,252
Other	-	(319,388)	-	(319,388)
Total Operating Expenses	1,349,303	1,036,848	4,221,520	4,354,121
Loss from Operations	(314,199)	(395,923)	(1,676,947)	(2,163,394)

Other Income (Expense):
Amortization of Debt Discounts	(7,851)	(1,688)	(23,792)	(2,582)
Induced Conversion Costs	-	-	(57,201)	-
Interest Income	1,893	585	4,842	1,221
Interest Expense	(53,000)	(60,000)	(168,878)	(131,256)
Total Other Income (Expense)	(58,958)	(61,103)	(245,029)	(132,617)

Net Loss	$(373,158)	$(457,025)	$(1,921,977)	$(2,296,010)

Loss Per Share of Common Stock
Basic and Diluted	$(0.00)	$(0.00)	$(0.02)	$(0.02)

Basic and Diluted Weighted Average Shares of Common Stock Outstanding	124,290,418	121,567,328	123,333,468	121,144,339

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com